UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 22, 2010

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The discussion regarding the execution of the Supplemental Indenture in Item 8.01 of this Form 8-K is hereby incorporated by reference.

Item 3.03. Material Modifications to Rights to Security Holders.

The discussion regarding the execution of the Supplemental Indenture in Item 8.01 of this Form 8-K is hereby incorporated by reference.

Item 5.07. Submission of Matters to Vote of Security Holders.

The discussion regarding the results of the Consent Solicitation (defined below) in Item 8.01 of this Form 8-K is hereby incorporated by reference.

Item 8.01. Other Events.

On September 22, 2010, Denny’s Holdings, Inc. (“Denny’s Holdings”), a wholly owned subsidiary of Denny’s Corporation (the “Company” and, together with Denny’s Holdings, the “Issuers”), and U.S. Bank National Association, as trustee (the “Trustee”) entered into a Supplemental Indenture that amends and supplements the Indenture (the “Indenture”) dated as of October 5, 2004 by and among Denny’s Holdings, the Company and the Trustee.  Denny’s Holdings has previously commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 10% Senior Notes due 2012 (the “Notes”) (CUSIP No. 24869QAB8), which Notes are guaranteed by the Company.  In conjunction with the Tender Offer, Denny’s Holdings, on behalf of itself and the Company, also solicited consents (the “Consent Solicitation” and collectively with the Tender Offer, the “Offer”) to the adoption of amendments (the “Amendments”) to the Indenture.  As of September 22, 2010, at 5:00 p.m., New York City time, (the “Consent Date”), the Company received consents from holders of $125,266,000 or 71.58% of the outstanding Notes.  Consequently, the Issuers received the requisite consents to enter into the Supplemental Indenture, which will effectuate the Amendments by eliminating substantially all of the restrictive covenants and certain events of default contained in the Indenture.  The Supplemental Indenture was effective upon execution but the amendments in such Supplemental Indenture will only become operative and binding on the holders of the Notes when and if Denny’s Holdings accepts the Notes validly tendered in the Tender Offer on or prior to the Consent Date and when the Financing Condition (defined below) has been satisfied.  Denny’s Holdings expects to make payments with respect to any Notes tendered and not withdrawn on or prior to the Consent Date on the initial settlement date (“Initial Settlement Date”), which is expected to be on or about September 30, 2010, assuming the conditions specified in the Offer to Purchase, including the Financing Condition, are satisfied.

The Offer is part of a larger refinancing of the Company’s outstanding indebtedness. The Company and certain of its subsidiaries intend to enter into a new senior secured credit facility (the “New Credit Facility”), which the Company expects to be for an aggregate of approximately $300 million, of which approximately $250 million is expected to be a six-year term loan facility and $50 million is expected to be a five-year revolving credit facility, which will also be available for the issuance of letters of credit. The “Financing Condition” means that the New Credit Facility has been consummated on such terms and conditions as may be satisfactory to Denny’s Holdings and the Company, in their sole discretion.

For additional information, see the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 -- Press Release of Denny’s Corporation dated September 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: September 23, 2010	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer